Exhibit 99.2

Exhibit 99.2 2021 Q2 S H AR EH O L D ER L E T T E R compass

20 21 Q 2 S H A R E H O L D E R L E T T E R
TABLE OF CONTENTS
HIGHLIGHTS 3
INVESTMENT OVERVIEW 4
FINANCIAL UPDATE 7
MARKET LEVEL ECONOMICS 10
OPERATIONAL UPDATE 11
PLATFORM UPDATE 15
BALANCE SHEET & CASH FLOW
STATEMENT UPDATE 16
GUIDANCE 17
NOTES 18
FINANCIAL TABLES 19

2 0 2 1 Q 2 S H A R E H O L D E R L E T T E R 3
HIGHLIGHTS 10,629 +25%
Average Number of Year-Over-Year Principal Agents1
65,743 +140%
Total Transactions2 Year-Over-Year
$77.0B +186%
Gross Transaction Value3 Year-Over-Year
$1.95B +186%
Revenue Year-Over-Year
$(7)M (0.4)%
GAAP Net Loss of Revenue
$71M 3.7%
Adjusted EBITDA4 of Revenue
All figures as of June 30, 2021. | 1, 2, 3 See Notes for definitions | 4 See Financial Tables for Net Loss to Adjusted EBITDA Reconciliation

2021 Q2 SHAREHOLDER LETTER 4

INVESTMENT OVERVIEW

In the second quarter of 2021, Compass' agents significantly outperformed the market with 140% transaction growth[1] (4x the industry[2]) and nearly doubled market share over the last year to 6.2%[3], using our end-to-end technology platform to drive more efficient and effective client experiences. Our strategy is to build the single platform for residential real estate that: empowers our agents to capture more share; enables the simplest, most pleasant buying or selling experience for buyers and sellers; and provides a sustainable financial advantage for Compass. The proof points of our success in executing this strategy are:

Total Transaction Growth Outpacing Principal Agents Growth, 134% CAGR compared to 99% CAGR since 2015


Total Transactions
+134% CAGR
1,842
199,327
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
LTM 2Q21


Ending Principal Agents
+99% CAGR
247
10,846
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
2Q21

Strong Growth in Transactions per Average Principal Agent[4], where the Compass platform enables outperformance


Transactions per Average Principal Agent
10.1
12.8
16.7
2018
2019
2020
+68%
6.2
10.4
1H20
1H21

Continued market share gains, capturing growth in the overall agent base and growth in Transactions per Principal Agent, demonstrating the strength of the Compass value proposition


Market Share ($GTV)
1.1%
3.0%
4.1%
2018
2019
2020
+66%
3.5%
5.8%
1H20
1H21

Higher national attach rate for Adjacent Services: In Q2, our national attach rate for Title & Escrow was in the mid-single digits. This attach rate should continue to increase as we further penetrate our existing markets and expand into new ones. We aim to introduce mortgage services this year as well as expand our portfolio to include additional adjacent services in the future.

1, 2, 3, 4 See Notes for definitions and additional information

2021 Q2 SHAREHOLDER LETTER 5

INVESTMENT OVERVIEW

2Q21 FINANCIAL RESULTS HIGHLIGHTS

Compass delivered record financial results in the second quarter, delivering top line outperformance and market share gains against a robust housing market while also effectively managing costs across all expense categories.

- Record Revenue of $1.95 billion, up 186% YOY
- GAAP Commissions & Other as a percentage of revenue was 81.5%, a 50bps improvement YOY
  - Non-GAAP C&O as a percentage of revenue was 80.9%, an improvement of 100 bps YOY[1]
- GAAP Net Loss of $(7) million, or (0.4%) margin, compared to $(84) million, or (12.3%) margin in prior year
  - Over the past four quarters, GAAP Net Loss totaled $(273) million, which included a one-time non-cash stock-based compensation charge of $149 million related to our IPO.
- Record Adjusted EBITDA of $71 million compared to a loss of $(56) million in the prior year[2].
  - Adjusted EBITDA margin of 3.7%, an improvement of 12 percentage points YOY
  - Over the past four quarters, Adjusted EBITDA totaled $44 million, demonstrating Compass' ability to achieve Adjusted EBITDA profitability in the near future as the business continues to scale.

2Q21 OPERATIONAL RESULTS HIGHLIGHTS

Compass delivered record operational results, highlighting the powerful combination of the most productive agents working on the most comprehensive residential real estate tech platform.

- Record Gross Transaction Value of $77.0 billion, up 186% YOY
- Average Principal Agent count grew to 10,629 for 2Q21, an increase of 817 from 1Q21
  - Compass Average Total Agents comprised approximately 1.5%[3] of agents in the real estate industry, while their collective market share was 6.2%[4] in 2Q21.

Compass Market Share ($GTV) vs. Compass Average Total Agents as % of Total Industry Real Estate Agents


3.3%
1.2%
4.1%
1.3%
4.7%
1.3%
5.2%
1.4%
6.2%
1.5%
2Q20
3Q20
4Q20
1Q21
2Q21
Compass Market Share ($GTV)
Compass Average Total Agents Market Share

- Record Total Transactions of 65,743, up 140% YOY, and Transactions per Principal Agent of 6.2, up 93% YoY, far outpaced industry transactions growth at 32%[5].

Compass Total Transactions Growth vs. Industry Transactions Growth


11%
(18)%
81%
13%
86%
23%
67%
14%
140%
32%
2Q20
3Q20
4Q20
1Q21
2Q21
Compass Total Transactions Growth
Industry Transactions Growth

- Launched 15 markets in 2Q21, bringing the total to 62. Compass agents currently operate in cities representing approximately 150 million Americans, or roughly 45% of the U.S. population[6].

[1] See Financial Tables for a reconciliation of GAAP C&O to Non-GAAP C&O | [2] See Financial Tables for a reconciliation of GAAP Net Loss to Adjusted EBITDA | [3,4,5,6] See Notes for additional information

2021 Q2 SHAREHOLDER LETTER 6

INVESTMENT OVERVIEW

ADJACENT SERVICES HIGHLIGHTS

In 2Q21, Compass continued to expand its Title & Escrow operations and launched its mortgage origination joint venture, OriginPoint, in mid-July. Adjacent services enable Compass to substantially increase the revenue and profitability associated with each Compass transaction

Title & Escrow Highlights:

- In T&E, Compass now serves portions of California, Florida, Washington State, Maryland, Virginia and Washington D.C. We are in the early phases of rolling out T&E services in markets that comprise roughly 30% of our total transactions. We expect to similarly cover markets that comprise roughly half of our total transactions by the end of 2021.
- Our national attach rate, defined as Compass T&E transactions divided by Compass' eligible transactions, was a mid-single digit percentage in 2Q21. We aim to grow the national attach rate to approximately 30% with expected long-term Adjusted EBITDA margins in excess of 25%.

Mortgage Highlights:

- Introduced OriginPoint, a joint venture with Guaranteed Rate, a top retail mortgage company. We expect to offer mortgage origination services through OriginPoint nationwide by YE 2022.
- We believe the unique role our collection of top agents play in each transaction, the integration into the Compass platform, and the experience of Guaranteed Rate could drive mortgage attach rates on eligible transactions to, or even above, industry averages within 3 to 5 years. We expect the JV to be profitable on an Adjusted EBITDA basis in FY2022 with long-term margins in excess of 30%.

ACCELERATING PATH TO PROFITABILITY HIGHLIGHTS

The outperformance in 2Q21 combined with our revised outlook for 2H2021 has materially improved our Adjusted EBITDA guidance for FY2021 and accelerated our timeline to long-term positive Adjusted EBITDA.

- We now expect an Adjusted EBITDA loss of $(85) million to $(45) million in FY2021.
  - We have seen faster and more sustainable revenue growth across the business, accelerating operating leverage across the company. Compass' strategy remains consistent with continued investment in agents, the platform, and adjacent services.
- To better illustrate this path, we will provide some additional insight into our market level economics as a one-time disclosure. We do not plan to share this on an ongoing basis.

MARKET LEVEL ECONOMICS

The chart below reflects the economics for the 7 MLS markets Compass launched in 2018 that have been operational for at least three years. Those markets generated positive market level margin and reached double digit market share in those markets in the first 3 years of operation.

Average Market Share[1] and Consolidated Market Level Margin[2] | 2018 launches


3%
8%
10%
11%
(16)%
(8)%
0%
4%
Time Elapsed since Launch
1 Year
2 Years
2.5 Years
3 Years
Market Share
Market Level Margin

[1,2] See Notes for additional information

2021 Q2 SHAREHOLDER LETTER 7

FINANCIAL UPDATE

REVENUE

Revenue increased by 186% year-over-year to $1.95 billion in 2Q21 as Compass gained market share in a robust housing market. Revenue growth was driven by an increase in the number of Average Principal Agents, a record level of Transactions per Principal Agent, expansion to new markets and a 19% increase in Average Transaction Value. Revenue per Average Principal Agent for the quarter was a record of $183,592, up 130% YOY.

Revenue from commissions comprise the vast majority of revenues. Revenue from Adjacent Services is growing faster than the overall revenue growth rate, but off a small base. Revenue from Adjacent Services comprised approximately 1% of revenue in 2Q21.


Total Revenue
($ in millions)
+186%
$682
$1,189
$1,230
$1,114
$1,951
2Q20
3Q20
4Q20
1Q21
2Q21

OPERATING EXPENSES

Operating expenses in 2Q21 included $54 million of stock-based compensation expense and $10 million in other adjustments that are excluded from Adjusted EBITDA.

On both a GAAP and a Non-GAAP basis, operating expenses as a percentage of revenue declined on a year-over-year basis in all categories.

COMMISSIONS AND OTHER RELATED EXPENSE ("C&O")

C&O in 2Q21 was $1,590 million, or 81.5% of revenue. Non-GAAP C&O was $1,579 million, or 80.9% of revenue[1]. The 100 basis point improvement in Non-GAAP C&O compared to the prior year period was due to the change in mix of the commission arrangements we have with our agents and changes in geographic mix, supported by an increase in adjacent services revenue. C&O incorporates the tech and resource fee paid by agents to utilize the platform, a contra-expense, which increased during the quarter.

SALES AND MARKETING EXPENSES ("S&M")

S&M in 2Q21 was $124 million, or 6.4% of revenue. Non-GAAP S&M was $116 million, or 5.9% of revenue[2]. The 680 basis point improvement in Non-GAAP S&M compared to the prior year period was due to economies of scale offset by costs associated with a greater number of average principal agents.

[1,2] See Financial Tables for GAAP to Non-GAAP reconciliation

2021 Q2 SHAREHOLDER LETTER 8

FINANCIAL UPDATE

OPERATING EXPENSES

OPERATIONS AND SUPPORT EXPENSES ("O&S")

O&S in 2Q21 was $97 million, or 5.0% of revenue. Non-GAAP O&S was $84 million, or 4.3% of revenue[1]. The 190 basis point improvement in Non-GAAP O&S compared to the prior year period was due to economies of scale partially offset by expansion into new markets and growth of Title & Escrow, including the Modus and KVS acquisitions.

RESEARCH AND DEVELOPMENT EXPENSES ("R&D")

R&D in 2Q21 was $74 million, or 3.8% of revenue. Non-GAAP R&D was $60 million, or 3.1% of revenue[2]. The 190 basis point improvement in Non-GAAP R&D compared to the prior year period was due to economies of scale as we were able to grow revenue more quickly than increased personnel-related costs and other investments in our technology platform. Investments in R&D drive enhanced productivity for our agents and contribute to improvements in operating leverage across all other expense line items.

GENERAL AND ADMINISTRATIVE EXPENSES ("G&A")

G&A in 2Q21 was $59 million, or 3.0% of revenue. Non-GAAP G&A was $42 million, or 2.1% of revenue[3]. The 40 basis point improvement in Non-GAAP G&A compared to the prior year period was due to economies of scale, partially offset by higher personnel and other costs related to being a public company.

Non-GAAP Operating Expenses
(as % of Revenue)


C&O
Commissions & Other Related
S&M
Sales & Marketing
O&S
Operations & Support
R&D
Research & Development
G&A
General & Administrative
(100) bps
(680) bps
(190) bps
(190) bps
(40) bps
YOY NON-GAAP OPERATING MARGIN IMPROVEMENT
81.9%
80.9%
12.7%
5.9%
6.2%
4.3%
5.0%
3.1%
2.5%
2.1%
2Q20
2Q21
2Q20
2Q21
2Q20
2Q21
2Q20
2Q21
2Q20
2Q21

1, 2, 3 See Financial Tables for GAAP to Non-GAAP reconciliation

2021 Q2 SHAREHOLDER LETTER 9

FINANCIAL UPDATE

GAAP NET LOSS

Our 2Q21 GAAP Net Loss was $(7) million in 2Q21, compared to Net Loss of $(84) million in the prior year period[1]. Over the past four quarters, GAAP Net Loss totaled $(273) million, which included a one-time non-cash stock-based compensation charge of $149 million in 1Q21 related to our IPO. Excluding this one-time charge, GAAP Net Loss totaled $(124) million over the past four quarters.

ADJUSTED EBITDA[2]

Adjusted EBITDA was $71 million in 2Q21, an improvement of $127 million compared to a loss of $(56) million in 2Q20. The improvement in Adjusted EBITDA was due to continued strong revenue growth and operating leverage in our business. Adjusted EBITDA margin improved to 3.7% in 2Q21 compared to (8.3)% in 2Q20. Over the past four quarters, Adjusted EBITDA totaled $44 million, demonstrating Compass' ability to achieve sustainable profitability in this metric in the near future as the business continues to gain scale.


Adjusted EBITDA
($ in millions)
+$44M
$(56)
$11
$(8)
$(31)
$71
2Q20
3Q20
4Q20
1Q21
2Q21
% of Revenue
(8.3)%
0.9%
(0.7)%
(2.7)%
3.7%

[1] See Notes for additional information | [2] See Financial Tables for Net Loss to Adjusted EBITDA Reconciliation

2021 Q2 SHAREHOLDER LETTER 10

MARKET LEVEL ECONOMICS

IMPROVING MARKET LEVEL ECONOMICS

Compass is seeing increasingly positive economics as recently launched markets increase their contribution to the consolidated results. To better illustrate this progress, we will provide some additional insight into our market level economics as a one-time disclosure. We do not plan to share this information on an ongoing basis.

MARKET LEVEL ECONOMICS

As of June 2021, Compass operates in 62 markets. We expect to continue to increase the number of markets we serve. Our confidence in growing our market footprint stems from our demonstrated success in launching, scaling and driving profitability in markets as they mature. Our expansion markets typically scale to double digit market share and reach positive market level margin within 3 years. The chart below reflects our market economics for the 7 MLS markets we launched in 2018 that have been operational for at least 3 years. You can see that our market share expanded from 3% on average across these markets in year 1 to 10% in year 3. As our market share expanded, so did our margins. By 2.5 years of maturity, these markets produced breakeven market level margin and by 3 years of maturity, produced 4% market level margin.

Average Market Share[1] and Consolidated Market Level Margin[2] | 2018 Launches


3%
8%
10%
11%
(16)%
(8)%
0%
4%
Time Elapsed since Launch
1 Year
2 Years
2.5 Years
3 Years
Market Share
Market-Level Margin

The operating performance of our markets has been remarkably consistent. Below we show operating performance for a small and large market, each of which we launched in 2018, to demonstrate the consistency in performance of our markets regardless of size.

Small Market < 1M Pop.


4%
9%
11%
11%
6%
3%
(7)%
(18)%
Time Elapsed since Launch
1 Year
2 Years
2.5 Years
3 Years

Large Market > 1M Pop.


1%
6%
8%
9%
6%
(2)%
(11)%
(8)%
1 Year
2 Years
2.5 Years
3 Years

[1,2] See Notes for additional information

2021 Q2 SHAREHOLDER LETTER 11

OPERATIONAL UPDATE

AVERAGE NUMBER OF PRINCIPAL AGENTS

Average Number of Principal Agents in 2Q21 grew to 10,629, an increase of 817 from 1Q21 and 2,095 from 2Q20. The increase in Average Number of Principal Agents was 25% compared to the prior year period and compared to a 9%[1] increase in average real estate agents in the industry. The principal agent additions came in both new and existing markets.


Average Number of Principal Agents
+25%
8,534
8,848
9,210
9,812
10,629
2Q20
3Q20
4Q20
1Q21
2Q21

TOTAL TRANSACTIONS[2]

Compass agents closed 65,743 Total Transactions in 2Q21, up 140% compared to 2Q20. This compares to 32%[1] transaction growth in the industry. This was a new record and came in 39% above the next highest quarter. Growth in Total Transactions in 2Q21 was due to a combination of new agents joining the platform, enhanced productivity for existing agents already on the platform, and a robust housing market.


Total Transactions
+140%
27,357
45,910
47,406
40,268
65,743
2Q20
3Q20
4Q20
1Q21
2Q21

[1,2] See Notes for additional information

2021 Q2 SHAREHOLDER LETTER 12

OPERATIONAL UPDATE

GROSS TRANSACTION VALUE[1]

Gross Transaction Value, the sum of the value of all the transactions flowing through our platform, was $77.0 billion in 2Q21, up 186% compared to 2Q20. This compares to 53%[2] gross transaction value growth in the industry. This was a Compass record, reflecting strong transaction volume, higher productivity per principal agent, and higher Average Transaction Value ("ATV"). ATV, Gross Transaction Value divided by Total Transactions, increased over 19% year-over-year to $1.17 million in 2Q21. This compares to 15%[2] price growth in the industry.


Gross Transaction Value
($ in billions)
+186%
$26.9
$47.8
$51.9
$43.8
$77.0
2Q20
3Q20
4Q20
1Q21
2Q21

TRANSACTIONS PER PRINCIPAL AGENT GROWTH

Compass Principal Agents continued to increase their productivity through their use of the platform in 2Q21. Transactions per Average Principal Agent increased by 93% year-over-year in 2Q21 while the real estate market grew transactions by 32%[2].


Compass Transactions per Principal Agent Growth vs. Industry Transactions Growth
(12)%
(18)%
50%
13%
57%
23%
39%
14%
93%
32%
2Q20
3Q20
4Q20
1Q21
2Q21
Compass Transactions per Average Principal Agent Growth
Industry Transactions Growth

[1,2] See Notes for definitions and additional information

2021 Q2 SHAREHOLDER LETTER 13

OPERATIONAL UPDATE

ADJACENT SERVICES

Our extensive network of top performing agents and the transactions they bring to Compass create an opportunity to capture more spend in the real estate ecosystem. Today, we offer services in Title & Escrow and announced plans to provide mortgage services this year through the formation of OriginPoint, a new mortgage company formed in partnership with Guaranteed Rate. We plan to add other adjacent services such as home insurance, inspection and warranty in the future.

TITLE & ESCROW (“T&E”)

In 2Q21, we continued to expand our T&E business through organic growth and acquisition. We are adding T&E officers, integrating T&E functionality into the platform, and growing our geographic footprint. Compass now serves portions of California, Florida, Washington State, Maryland, Virginia and Washington D.C. We are in the early phases of rolling out T&E services in markets that comprise roughly 30% of our total transactions. We expect to similarly cover markets that comprise roughly half of our total transactions by the end of 2021. The national attach rate was mid-single digits of Compass eligible transactions in 2Q21. We aim for this to grow over time to approximately 30%, in-line with the attach rates that we see for KVS Title in our Washington D.C., Maryland and Virginia markets. We expect long-term Adjusted EBITDA margins in this adjacent service to be in excess of 25%.

MORTGAGE

In July 2021, Compass and Guaranteed Rate, a top retail mortgage company, announced the formation of a joint venture, OriginPoint, a new mortgage origination company. We believe the unique role our collection of top agents play in each transaction, the integration into the Compass platform, and the experience of Guaranteed Rate could drive mortgage attach rates on eligible transactions to, or even above, industry averages within 3 to 5 years. We expect the JV to be profitable on an Adjusted EBITDA basis in 2022, with long-term Adjusted EBITDA margins in excess of 30%.

OriginPoint

2021 Q2 SHAREHOLDER LETTER 14

OPERATIONAL UPDATE

MARKET EXPANSION

In 2Q21, we entered 15 new markets bringing total markets served to 62 at the end of the quarter. We now cover 45% of the population. At the end of 2Q21, Compass had a national market share of 6.2%, up from 3.3% in the prior year period[1].

We also expanded our presence in multiple existing markets. We believe continued expansion across our existing markets is a cost-effective way to acquire new agents, new clients and market share as it builds on our brand presence, agent network and operational footprint in the market. We will continue to enter into new markets and expand in existing markets. We also use alternative models like Compass Anywhere to provide a more tailored offering for key customer segments and accelerate expansion in a cost-efficient manner.

# of Markets and US Population Covered



45%
24%
13
17
21
24
33
35
36
37
41
41
41
44
47
62
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21
Markets
% Population Covered

NEW MARKETS LAUNCHED IN 2Q21

1) Barnstable Town, MA
2) Charlotte-Concord-Gastonia, NC-SC
3) Hailey, ID
4) Indianapolis-Carmel-Anderson, IN
5) Jackson, WY-ID
6) Kingston, NY
7) Milwaukee-Waukesha, WI
8) Minneapolis-St. Paul-Bloomington, MN-WI
9) Montgomery, AL
10) North Port-Sarasota-Bradenton, FL
11) Pittsburgh, PA
12) Palm Bay-Melbourne-Titusville, FL
13) Raleigh-Cary, NC
14) Rexburg, ID
15) Sebastian-Vero Beach, FL

[1] See Notes for additional information

20 21 Q 2 S H A R E H O L D E R L E T T E R 15
PLATFORM OVERVIEW
UPDATE Compass’ proprietary technology platform enables Compass agents to deliver an exceptional experience to buyer and seller clients. It makes our agents more productive, allowing them to drive increased transaction volume by using technology to accelerate, automate, and simplify many of the routine tasks an agent performs on a daily basis. Our platform also uses artificial intelligence and machine learning to better analyze data and recommend actions, yielding better outcomes for our agents and their clients. We continue to invest in the platform, adding new engineers to build out the depth and breadth of the platform for our agents. We have a team of approximately 1,000 engineers, designers, contractors and product managers in New York, Seattle, Washington D.C., and Hyderabad.
USAGE
Usage on the platform continues to increase. In 2Q21, total sessions on the platform grew by 104% year-over-year as both agents and their clients saw the advantages of discovering, collaborating, and transacting homes in a digital setting.
+104%
Year-Over-Year Growth in Total Sessions on Platform
In 2Q21, 85% of our agent teams used our proprietary technology platform weekly, up 4 percentage points from the prior year period. The ratio of daily active users to weekly active users (“DAU/WAU”) was 74%, up 5 percentage points from the prior year period1.
85% 74%
of Agent Teams Used Platform Weekly Ratio of DAU/WAU
ENHANCEMENTS
We are also continuing to enhance the platform to create an increasingly differentiated experience for our agents, rapidly incorporating their direct feedback.
• We recently introduced Compass Wallet, which is the foundation to fully integrate our agents’ financial experience on the Compass platform. Today, Compass Wallet enables agents to save payment methods and utilize marketing budgets for 1-click checkout across the platform, making it simple for agents to pay for Digital Ads, Signage and Matterport 3D Virtual Tours. Over time, Compass Wallet will provide a single, easy-to-use payment module that allows for value storage, value transfer and 1-click checkout across the platform, while also providing real-time data to inform agent-level financial and operational reporting.
• Our recent acquisition, Glide, continues to successfully serve tens of thousands of real estate professionals in California today, with the vast majority being non-Compass agents. We have started the work to expand Glide geographically and have also started to integrate Glide’s offers, forms, compliance, collaboration and e-signature capabilities into Compass so that together we can deliver a transaction management experience that is seamless, simple and secure for every agent and client industrywide.
1 See Notes for additional information

2021 Q2 SHAREHOLDER LETTER 16

BALANCE SHEET & CASH FLOW STATEMENT UPDATE

BALANCE SHEET

At the end of 2Q21, Compass had cash and cash equivalents of $811 million. This amount includes aggregate proceeds raised in our initial public offering of $439 million, net of fees, that occurred in the beginning of the second quarter.

Compass currently has two credit facilities in place: a $75 million Concierge Credit Facility, and a $350 million Revolving Credit Facility. The Concierge Credit Facility is a credit facility solely used to finance our Compass Concierge Program. At the end of 2Q21, the Concierge Credit Facility had drawn down $11 million and the Revolving Credit Facility was undrawn

As of the quarter ended June 30, 2021 the Company has approximately $1.0 billion of gross federal net operating losses available to offset future taxable income.

OPERATING CASH FLOW AND FREE CASH FLOW[1]

Operating Cash Flow was $91M in 2Q21 compared to $8M in the prior year. Free Cash Flow is defined as Operating Cash Flow less capital expenditures. In 2Q21, Free Cash Flow was $81 million, an improvement of $83 million compared to a loss of $2 million in 2Q20.

COMPASS CONCIERGE

Since inception, Concierge has been used on more than 20,200 projects with a total project value through the end of 2Q21 of $550 million, yielding an average project size of approximately $27,300.



[1]See Financial Tables for Reconciliation of Operating Cash Flows to Free Cash Flow

2021 Q2 SHAREHOLDER LETTER 17

GUIDANCE

We expect that increasing market share gains by Compass agents supported by a favorable macroeconomic backdrop and continued strong demand for new homes will drive continued strength in the second half of 2021. We have seen faster, sustainable revenue growth across the business, accelerating operating leverage. The outperformance to date combined with our revised outlook for 2H2021 has materially improved our Adjusted EBITDA guidance for FY2021. It has also accelerated our timeline to long-term positive Adjusted EBITDA to FY2022. Compass' strategy remains consistent with continued investment in agents, the technology platform, and adjacent services.

Based on our current outlook, Compass expects:

- 3Q21 revenues of $1.65 billion to $1.75 billion. At the midpoint, this implies YOY growth of 43% in 3Q21.
- 3Q21 Adjusted EBITDA loss of $(20) million to $0 million. At the midpoint, this implies $(10) in 3Q21. We expect to continue to drive operating leverage in the business.
- FY2021 revenues of $6.15 billion to $6.35 billion. At the midpoint, this implies growth of 68% in FY 2021. This compares to previous guidance of $5.35 billion to $5.55 billion.
- FY2021 Adjusted EBITDA loss of $(85) million to $(45) million. At the midpoint, this implies an Adjusted EBITDA margin of (1.0)%. This compares to previous guidance of $(245) million to $(225) million.
- 2Q21 outperformance, in conjunction with increased guidance for FY2021 gives us confidence in achieving sustainable positive Adjusted EBITDA in FY2022 and beyond.

We have not reconciled our guidance for Adjusted EBITDA to Net Loss because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

2 0 2 1 Q 2 S H A R E H O L D E R L E T T E R 18 NOTES Page 3: 1 Average Number of Principal Agents represents the number of agents who are leaders of their respective agent teams or individual agents operating independently on our platform during a given period. 2 Total Transactions is the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home 3 Gross Transaction Value is the sum of all closing sale prices for homes transacted by Compass agents, excluding rentals. Page 4: 1 Total Transactions is the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home 2 Total Transactions growth of 140% in 2Q21 compared to 32% transactions growth reported by NAR in 2Q21. 3 We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR (National Association of Realtors). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. 4 Total Transactions divided by the Average Number of Principal Agents Page 5: 3 We calculate our agent market share by dividing our Average Total Agents by average realtors as reported by NAR. 4 We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR (National Association of Realtors). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. 5 NAR data as of June 2021. 6 150M is the population in the markets we serve divided by a total population of 333M Americans provided by the US Census Bureau. Page 6: 1 Average market share per the multiple listing service for cities where Compass launched in 2018 and have been operational for at least three years, including Dallas, Chicago, San Diego, Seattle, Atlanta, Austin, and Philadelphia. 2 Market-Level Margin for a particular market represents the revenue less Commissions & other related expenses and other direct operating expenses, including direct agent expenses for such market, expressed as a percentage of the revenue. The calculation of Market-Level Margin excludes the same non-cash and other items excluded from our consolidated calculation of Adjusted EBITDA and also excludes Research & Development and certain indirect operating expenses that are managed across our business and not separately allocated to our individual markets. Market-Level Margin is an operating measure and not a financial measure and because Market-Level Margin excludes certain costs and expenses, investors should not use it as a substitute for financial measures calculated in accordance with GAAP. Page 9: 1 1Q21 GAAP Net Loss included a one-time non-cash stock-based compensation charge of $149 million related to restricted stock units for which the liquidity-based vesting condition was satisfied upon our IPO. Excluding the impact of this charge, 1Q21 Non-GAAP Net Loss was $64 million. See Financial Table for GAAP to Non-GAAP reconciliation. Page 10: 1 Average market share per the multiple listing service for cities where Compass launched in 2018 and have been operational for at least three years, including Dallas, Chicago, San Diego, Seattle, Atlanta, Austin, and Philadelphia. 2 Market-Level Margin for a particular market represents the revenue less Commissions & other related expenses and other direct operating expenses, including direct agent expenses for such market, expressed as a percentage of the revenue. The calculation of Market-Level Margin excludes the same non-cash and other items excluded from our consolidated calculation of Adjusted EBITDA and also excludes Research & Development and certain indirect operating expenses that are managed across our business and not separately allocated to our individual markets. Market-Level Margin is an operating measure and not a financial measure and because Market-Level Margin excludes certain costs and expenses, investors should not use it as a substitute for financial measures calculated in accordance with GAAP. Page 11: 1 NAR data as of June 2021 2 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. Page 12: 1 Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction. 2 NAR data as of June 2021 Page 14: 1 We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell- side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR. Page 15: 1 We have refined the methodology that we used to calculate DAU/WAU; using this revised methodology DAU/WAU in Q1 2021 was 74%, up 7 percentage points from the prior year period.

20 21 Q 2 S H A R E H O L D E R L E T T E R 19
FINANCIAL
CONDENSED C ONSOLIDATED
TABLES
BA L ANCE SHEET (in millions, unaudited)
June 30, 2021 December 31, 2020
Assets
Current Assets
Cash and Cash Equivalents $810.7 $440.1 Accounts Receivable, Net of Allowance 66.6 54.8 Compass Concierge Receivables, Net of Allowance 48.1 49.5 Other Current Assets 73.2 54.9 Total Current Assets 998.6 599.3 Property and Equipment, Net 146.4 141.7 Operating Lease Right-of-Use Assets 438.3 426.6 Intangible Assets, Net 107.4 45.6 Goodwill 177.4 119.8 Other Non-Current Assets 43.5 32.1 Total Assets $1,911.6 $1,365.1
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts Payable $31.8 $36.6 Commissions Payable 91.7 62.0 Accrued Expenses and Other Current Liabilities 140.2 106.8 Current Lease Liabilities 76.6 68.1 Concierge Credit Facility 11.1 8.4 Total Current Liabilities 351.4 281.9 Non-Current Lease Liabilities 441.0 435.9 Other Non-Current Liabilities 43.7 23.5 Total Liabilities 836.1 741.3
Convertible Preferred Stock — 1,486.7
Stockholders’ Equity (Deficit)
Common Stock — —Additional Paid-In Capital 2,395.9 238.0 Accumulated Deficit (1,320.4) (1,100.9) Total Stockholders’ Equity (Deficit) 1,075.5 (862.9) Total Stockholders’ Liabilities, Equity Convertible (Deficit) Preferred Stock and $1,911.6 $1,365.1

2021 Q2 SHAREHOLDER LETTER 20

FINANCIAL TABLES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS *(in millions, except share and per share data, unaudited)*

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Revenue	$1,951.4	$682.1
Operating Expenses:		
Commissions and Other Related Expense[1]	1,590.4	559.0
Sales and Marketing[1]	124.3	90.8
Operations and Support[1]	96.7	44.5
Research and Development[1]	73.5	34.2
General and Administrative[1]	59.4	26.5
Depreciation and Amortization	14.9	12.7
Total Operating Expenses	1,959.2	767.7
Loss From Operations	(7.8)	(85.6)
Investment Income, Net	—	0.5
Interest Expense	(0.6)	—
Loss Before Income Taxes	(8.4)	(85.1)
Benefit From Income Taxes	1.3	0.9
Net Loss	$(7.1)	$(84.2)
Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted	$(0.02)	$(0.77)
Weighted-Average Shares Used in Computing Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted	377,615,338	109,120,449

[1]Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Commissions and Other Related Expense	$11.7	$0.5
Sales and Marketing	8.6	2.5
Operations and Support	2.8	0.7
Research and Development	13.5	0.3
General and Administrative	17.7	9.0
Total Stock-Based Compensation Expense	$54.3	$13.0

2021 Q2 SHAREHOLDER LETTER 21

FINANCIAL TABLES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS *(in millions, unaudited)*

	Six Months Ended June 30,	
	2021	**2020**
Operating Activities		
Net Loss	$(219.5)	$(216.9)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:		
Depreciation and Amortization	28.4	25.1
Stock-Based Compensation	221.8	24.1
Changes in Acquisition Related Contingent Consideration	(0.5)	1.9
Bad Debt Expense	6.2	9.6
Amortization of Debt Issuance Costs	0.6	—
Changes in Operating Assets and Liabilities:		
Accounts Receivable	(10.4)	(30.9)
Compass Concierge Receivables	(3.3)	(28.0)
Other Current Assets	(18.2)	6.2
Other Non-Current Assets	(10.8)	(3.1)
Operating Lease Right-of-Use Assets and Operating Lease Liabilities	2.0	23.1
Accounts Payable	(5.6)	(11.8)
Commissions Payable	27.8	31.1
Accrued Expenses and Other Liabilities	25.6	9.7
Net Cash Provided by (Used in) Operating Activities	44.1	(159.9)
Investing Activities		
Proceeds From Sales and Maturities of Marketable Securities	—	44.4
Capital Expenditures	(20.1)	(19.2)
Payments for Acquisitions, Net of Cash Acquired	(103.8)	(0.8)
Net Cash (Used In) Provided by Investing Activities	(123.9)	24.4
Financing Activities		
Proceeds From Issuance of Convertible Preferred Stock, Net of Issuance Costs	—	1.0
Proceeds From Exercise and Early Exercise of Stock Options	16.2	3.4
Proceeds From Drawdowns on Concierge Credit Facility	15.5	—
Repayments of Drawdowns on Concierge Credit Facility	(12.8)	—
Payments of Contingent Consideration Related to Acquisitions	(6.7)	(1.4)
Payments of Debt Issuance Costs for the Revolving Credit and Guaranty Agreement	(1.4)	—
Proceeds from Issuance of Common Stock upon Initial Public Offering, Net of Offering Costs	439.6	—
Net Cash Provided by Financing Activities	450.4	3.0
Net Increase (Decrease) in Cash and Cash Equivalents	370.6	(132.5)
Cash and Cash Equivalents at Beginning of Period	440.1	491.7
Cash and Cash Equivalents at End of Period	$810.7	$359.2

2021 Q2 SHAREHOLDER LETTER 22

FINANCIAL TABLES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Three Months Ended June 30,	
	2021	**2020**
Net Loss	$(7.1)	$(84.2)
Adjusted to Exclude the Following:		
Depreciation and Amortization	14.9	12.7
Investment Income, Net	—	(0.5)
Interest Expense	0.6	—
Stock-Based Compensation	54.3	13.0
Benefit From Income Taxes	(1.3)	(0.9)
Restructuring Charges[1]	—	2.4
Acquisition-Related Expenses[2]	9.9	1.1
Adjusted EBITDA	$71.3	$(56.4)

[1]For the three months ended June 30, 2020, restructuring charges included $0.6 million in severance expense and $1.8 million in lease termination costs. We did not recognize any restructuring charges during the three months ended June 30, 2021.

[2]For the three months ended June 30, 2021 and 2020, acquisition-related expenses includes $2.7 million and $1.2 million in losses, respectively, as a result of changes in the fair value of contingent consideration and $7.2 million in expenses and a $(0.1) million gain, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

RECONCILIATION OF OPERATING CASH FLOWS TO FREE CASH FLOW

(in millions, unaudited)

	Three Months Ended June 30,	
	2021	**2020**
Net Cash Provided by Operating Activities	$91.4	$7.8
Less:		
Capital Expenditures	(10.1)	(9.9)
Free Cash Flow	$81.3	$(2.1)

20 21 Q 2 S H A R E H O L D E R L E T T E R 23
FINANCIAL RECONCILIATION OF GAAP OPERATING
TABLES
EXPENSES TO NON-GAAP OPERATING EXPENSES
(in millions, unaudited)
Three Months Ended June 30, 2021
Commissions and Other Sales and Operations Research and General and Related Expense Marketing and Support Development Administrative GAAP Basis $1,590.4 $124.3 $96.7 $73.5 $59.4 Adjusted to Exclude the Following: Stock-based Compensation (11.7) (8.6) (2.8) (13.5) (17.7) Acquisition-Related Expenses — — (9.9) — —Non-GAAP Basis $1,578.7 $115.7 $84.0 $60.0 $41.7
Three Months Ended June 30, 2020
Commissions and Other Sales and Operations Research and General and Related Expense Marketing and Support Development Administrative GAAP Basis $559.0 $90.8 $44.5 $34.2 $26.5 Adjusted to Exclude the Following: Stock-based Compensation (0.5) (2.5) (0.7) (0.3) (9.0) Restructuring Charges — (1.8) (0.1) — (0.5) Acquisition-Related Expenses — — (1.1) — —Non-GAAP Basis $558.5 $86.5 $42.6 $33.9 $17.0
KEY BUSINESS METRICS AND NON-GAAP FINANCIAL MEASURES
Three Months Ended June 30, 2021 2020
Total Transactions 65,743 27,357 Gross Transaction Value (in billions) $77.0 $26.9 Average Number of Principal Agents 10,629 8,534 Net Loss (in millions) $(7.1) $(84.2) Net Loss Margin (0.4)% (12.3)% Adjusted EBITDA (in millions) $71.3 $(56.4) Adjusted EBITDA Margin 3.7% (8.3)%

2 0 2 1 Q 2 S H A R E H O L D E R L E T T E R 24 LEGAL SAFE HARBOR STATEMENT DISCLAIMER This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Compass and its market opportunity, including expected financial results for the third quarter and full year of 2021, expectations regarding the impact of the COVID-19 pandemic on our business and industry, anticipated benefits from our joint venture with Guaranteed Rate, expectations regarding our adjacent services, including our title & escrow operations and our mortgage business and expectations for our future investment in our business. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Compass as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends; ability to achieve expected benefits from our mortgage business and our joint venture with Guaranteed Rate; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; our ability to innovate and continuously improve and expand our platform; the impact of the COVID-19 pandemic on our business; our ability to compete successful in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; our ability to expand our business and offer additional adjacent services, including with respect to any joint ventures; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of COVID-19 on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 13, 2021, which is available on the Investor Relations page of our website at investors.compass.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Compass on the date hereof, and Compass assumes no obligation to update such statements. NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP Net Loss, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Non-GAAP Operating Expenses, Non-GAAP C&O, Non-GAAP C&O margin, Non-GAAP S&M, Non-GAAP O&S, Non-GAAP R&D, and Non- GAAP G&A (collectively referred to as “Non-GAAP Financial Measures”), in this Shareholder Letter. Our use of Non-GAAP Financial Measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. Compass uses Non-GAAP Financial Measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

20 21 Q 2 S H A R E H O L D E R L E T T E R 25
LEGAL NON-GAAP FINANCIAL MEASURES (CONTINUED)
DISCLAIMER We believe Non-GAAP Financial Measures are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Financial Measures have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Financial Measures alongside other financial performance measures, including Net Loss and our other GAAP results. In evaluating Non-GAAP Financial Measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this Shareholder Letter. Our presentation of Non-GAAP Financial Measures should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Non-GAAP Financial Measures. Non-GAAP Financial Measures are not presented in accordance with GAAP and the use of these terms varies from others in our industry.
Reconciliations of these Non-GAAP Financial Measures have been provided in the financial statement tables included in this Shareholder Letter and investors are encouraged to review these reconciliations.
ABOUT COMPASS
Founded in 2012, Compass is a leading real estate technology company, providing an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

20 21 Q 2 S H A R E H O L D E R L E T T E R compass.com
INVESTOR CONTACT
Ben Barrett 646.621.3142 ben.barrett@compass.com
MEDIA CONTACT
Chris O’Brien 917.626.2345 chris.obrien@compass.com
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